UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	January 3, 2008

CHINA ENERGY CORPORATION
(Exact name of registrant as specified in its chapter)

NEVADA	000-52409	98-0522950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

6130 ELTON AVENUE, LAS VEGAS, NV		89107
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		702-216-0472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( )	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))
( )	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

Please refer to Section 8.01 – Other Events Entry into Trust Agreement

On December 31, 2007, the Registrant’s wholly owned subsidiary, Pacific Projects Inc. ( hereinafter referred to as “PPI” ), a Nevada corporation, entered into a Trust Agreement with all the registered shareholders of Inner Mongolia Tehong Coal and Power Group Co. Ltd ( hereinafter referred to as “ Coal Group" ), and that of Inner Mongolia Zhunger Heat Power Co. Ltd ( hereinafter referred to as “ Heat Power” ), whereby under the terms of the Trust Agreement, all the shareholders are obligated to hold their interests in Coal Group and Heat Power in (represented by their registered paid up capital contributions to date) trust for PPI, for an 8 year term, extendable for another 5 more years. Coal Group is a wholly owned subsidiary of the Registrant and Heat Power is 51% owned by Coal Group and 49% owned by the Registrant. Please refer to Exhibit 10.1.

PPI will raise adequate funding to convert Coal Group and Heat Power to Foreign Invested Enterprise (hereinafter referred to as “FIE”) eligible businesses wherein a FIE business license is issued. This new procedure was necessitated on account of change in laws in the People’s Republic of China (hereinafter referred to as the “PRC”) wherein all foreign companies incorporated outside the PRC having an interest in PRC domestic companies are required to purchase FIE business licenses for their wholly owned or controlled subsidiaries in the PRC.

Acquisition Price

The granting of the FIE business licenses are subject to an acquisition price based on the value of the registered paid up capital of each PRC company to a maximum acquisition price to be up to 3 times the value of the registered paid up capital or of a lesser amount depending on the total value of capital contributions. See below Item 8.01 -Acquisition Price Guidelines Provided by MOFCOM. The registered paid up capital represents capital contributions made to both Coal Group and Heat Power by their shareholders when the company was incorporated and also when further capital contributions received post incorporation. Such capital contributions were registered with the PRC’s Ministry of Commerce or “MOFCOM”.

The registered paid up capital of Coal Group as of November 30, 2007 and as of to date is 100 million RMB or approximately $ 14 million and a maximum acquisition price is that of 3 times of this amount is $ 42 million based on MOFCOM guidelines. Heat Power’s registered paid up capital as of November 30, 2007 and as of to date is 50 million RMB or approximately $ 7 million and the Registrant’s 49% ownership represents approximately $3.4 million and the maximum acquisition price is that of 2.5 times this amount is $8.6 million. The asset valuation of both Companies by a MOFCOM approved asset valuation company may determine the value of Coal Group and Heat Power to be of a lesser amount and thus a reduced acquisition price.

Exclusive Right

The Trust Agreement grants PPI the exclusive right to purchase the FIE business license of Coal Group and Heat Power wherein both the companies are converted from domestic PRC enterprises to a FIE and Coal Group is a 100% FIE and Heat Power is a 49% FIE.

Entry in to Share Trust Agreement - Sources of Capital

PPI intends to fund the acquisition price by funds raised pursuant to the Share Trust Agreement entered into on January 3, 2008 with Georgia Pacific Investments Inc. (hereinafter referred to as “GPI”) and Axim Holdings Ltd (hereinafter referred to “Axim”) wherein proceeds from the sale of the Registrant’s shares held by Axim and GPI are to be allocated to purchase the FIE business license at the deemed acquisition price. Please refer to Exhibit 10.2.

GPI holds 20,589,107 shares and Axim holds 10 million shares, total 30,589,107 shares, of which were obtained by control group shareholders of the Registrant. Please refer to Item 5.01 – Changes in control of the registrant.

From the sale of the 30,589,107 shares, all the net proceeds (gross proceeds less $0.20 per share accruing to the beneficial shareholders of Axim and GPI in proportion of ownership, less the brokerage commissions less expenses relating directly to the sale of the shares) shall be remitted to PPI to be used for funding of the acquisition price of the FIE business licenses mentioned above under the terms set out in the Trust Agreement.

Section 5 – Corporate Governance and Management. Item 5.01 – Changes in control of the registrant.

Effective October 1, 2007, a total of 30,589107 common shares held by principle and control group shareholders were transferred to Axim and GPI. Axim holds 10 million shares or 22.22% ownership of the Registrant and GPI holds 20,589,107 or 45.75% of the Registrant. Both Axim and GPI are restricted control group shareholders of the Registrant.

Both Axim and GPI are registered Belize companies. Both Axim and GPI are owned 100% by, non US resident shareholders.

Section 8 – Other Events Item 8.01 – Other Events New Merger & Acquisition Regulations in the PRC

On September 8, 2006, new regulations came into effect concerning the merger and acquisition of domestic PRC companies by foreign investors (herein referred to as the “New Regulations”) promulgated by the MOFCOM, and other regulatory departments.

Under the New Regulations, the Registrant is required to undergo an application process to convert Coal Group and Heat Power from domestic PRC companies to FIE’s wherein a FIE business license is obtained. In doing so, the acquisition of both the companies by the Registrant under the New Regulations is classified under a type of acquisition called “Equity Acquisition” wherein the Registrant, being the foreign investor, shall invest cash equity interest into both companies with the acquisition price to be determined by an asset valuation of both companies prepared by a PRC asset valuation company as approved by the MOFCOM. The asset valuation will be based on PRC generally accounting standards and not based on US GAAP. The acquisition price and hence asset valuation cannot exceed certain guidelines as mentioned below.

Acquisition Price Guidelines Provided by MOFCOM

The registered paid up capital of Coal Group as of to date is 100 million RMB or approximately $ 14 million and 3 times this amount is $ 42 million. The 49% registered paid up capital of Heat Power (Registrant’s total interest in Heat Power) as of to date is 24.5 million RMB or approximately $3.4 million and 2 times this amount is $ 8.6 million. The total acquisition price per company is capped per the following guidelines provided by the MOFCOM:

Registered paid up capital	Total Investment
Less that $ 2.1 million	Cannot exceed 1.43 times the amount of registered paid up capital
$ 2.1 to $ 5 million	Cannot exceed 2 times the amount of registered paid up capital
$ 5 million to $ 12 million	Cannot exceed 2.5 times the amount of registered paid up capital
More than $ 12 million	Cannot exceed 3 times the amount of registered paid up capital

Coal Group’s registered paid up capital exceeds $ 12 million and therefore the acquisition price under the New Regulations cannot exceed 3 times the registered paid up capital amount. Therefore upon granting of the FIE license, the Registrant will be liable for no more than approximately $ 42 million given that no further capital contributions are made to Coal Group. Heat Power’s registered paid up capital is approximately $ 7 million and therefore the acquisition prices cannot exceed 2.5 times the registered paid up capital amount. The Registrant’s interest in Heat Power is 49% and therefore the maximum acquisition price is approximately $ 8.6 million ($ 7 million * 49%*2.5) .

Both Coal Group and Heat Power currently do not have any intention of accepting further capital contributions. Coal Group is currently under application to reduce its registered paid up capital to 60 million RMB or approximately $ 8.4 million wherein the maximum acquisition price will be 2.5 times the registered paid up capital of Coal Group rather than 3 times. Under the reduced amount, the maximum acquisition price will be approximately $ 21 million.

The valuation of Coal Group may be less than $ 42 million, and likewise, that of Heat Power may be less than $8.6 million, if a valuation report is prepared by a PRC asset valuation company. The valuation of the assets of Coal Group cannot be estimated at this time.

The 100 million RMB registered paid up capital of Coal Group and that of Heat Power of 24.5 million RMB, are unaudited figures and do not include any US GAAP adjustments which were made. These amounts were registered with the MOFCOM when both companies were incorporated and also when further capital contributions received post incorporation. The Registrant’s acquisition price is based on the registered 100 million RMB and 24.5 million RMB with the MOFCOM and not on audited US GAAP figures.

Application Process

The Registrant, Coal Group and Heat Power are currently undergoing applications with the MOFCOM to convert both companies to FIE’s. This is a lengthy progress and with any new rules or regulations implemented causes there to be a transition period where such new rules may be required to be repealed as it may be in conflict with existing regulations.

To the best of the Registrant’s knowledge, the process of converting a domestic Chinese company to an FIE can take up to 2 years given the progress of its current application and progress of other companies in similar interests to convert domestic PRC companies to a FIE. The Registrant expects to be able to raise the required funds by the estimated time in which both of the above companies can be converted to FIE’s.

Sources of Capital

Sources of capital to fund the acquisition of Coal Group’s and Heat Power’s FIE business license will be though shareholder loans and funds raised in the public market through shares transferred to Axim and GPI as mentioned above in Item 5.01. Note that the 10 million shares transferred to Axim and 20,589,107 shares are restricted control shares and are subject to rule 144 and 144K commencing the effective transfer date of October 1, 2007.

As mentioned previously, the valuation of Coal Group and Heat Power may be less than the maximum acquisition price of $ 42 million and $ 8.6 million, respectively if an asset valuation report is prepared by a PRC asset valuation company determining the value of the companies to be of a lesser amount, however the valuation of the business cannot be estimated at this time. The above noted amounts represent the maximum acquisition price based on the guidelines provided by MOFCOM.

Required Payments

Upon granting of the FIE business licenses, the Registrant is liable for full payment of the deemed acquisition price unless the MOFCOM has granted an extension wherein 60% of the acquisition price is payable within 6 months of the granting of the FIE business licenses and the remaining 40% of the acquisition price is due within 1 year. The Registrant currently has no liability to pay any of the acquisition price as both companies have not obtained their FIE license as of to date.

Political and Legal Uncertainties

The Registrant is operating under conditions where political and legal uncertainties exist whereby changes in the political climate may cause the Registrant to incur costs to rectify any changes either local, provincial or central governments may impose on us at any time.

The Chinese government policy is volatile as for example, property rights are insecure and the rule of law is still in its infancy. The Registrant is subject to unpublished regulations from local, provincial, and national governments, which often have different and sometimes conflicting agendas and demands.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

10.1	Trust Agreement dated December 31, 2007

10.2	Agreement between PPI and Axim and GPI dated January 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY CORPORATION

Date: January 11, 2008	By :	/s/ WenXiang Ding
WenXiang Ding
President & CEO